EXHIBIT  5.01


April 9, 1997

Micro Focus Group plc                          MEMERY CRYSTAL
The Lawn                                         Solicitors
Old Bath Road                                  31 Southampton Row
Newbury                                        London WC1B 5HT
Berkshire  RG14 1QN                            Telephone: +44(0) 171-242 5905
                                               LDE No. 156 Chancery Lane
                                               E-mail: mc@memery-crystal.co.uk
                                               Fax: +44(0) 171-242 5905
                                               Group 4 Fax: +44(0) 171-242 5905
Dear Sirs,

Registration Statement on Form S-8
----------------------------------

1. This opinion is given in connection with the registration under the U.S. Securities Act of 1933, as amended ("the Securities Act"), of ordinary shares of 10p nominal value each (each a "Share" and plurally referred to as the "Shares") in Micro Focus Group plc ("the Company"), which:

         (a) may be issued pursuant to the Company's Share Option Plan 1983-1984, as amended ("the 1983-1984 Plan"), Share Option Plan 1991, as amended ("the 1991 Plan") and Share Option Plan 1996 ("the 1996 Plan"); and

         (b) are presently issued and outstanding and may be transferred pursuant to the Company's Employee Benefit Trust 1994 ("the Trust 1994").

2. We have acted as English legal advisors to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have, with your consent, relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to their authority and the accuracy of all factual matters contained therein which we have not independently established. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

3. This opinion is limited to English law as at the date hereof applicable and as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law. We have

Micro Focus Group plc
9th April 1997


         accordingly not made any investigations of the laws of any jurisdictions other than England.

4. You have confirmed to us that all necessary proceedings have been taken by you in connection with the adoption of the 1983-1984 Plan, the 1991 Plan, the 1996 Plan and the Trust 1994, and we have therefore assumed such in giving the option contained herein.

5. It is our opinion that the Shares that may be issued upon the exercise of options granted or to be granted under the 1983-1984 Plan, the 1991 Plan and the 1996 Plan when issued in accordance with the applicable plan or scheme and options or purchase rights duly granted thereunder and the Company's Memorandum and Articles of Association, and in the manner referred to in the relevant prospectus associated with the Registration Statement S-8 to be filed by the Company on or around 9 April 1997 ("the Registration Statement") will be legally issued, fully paid and non-assessable.

6. It is our opinion that the Shares that may be transferred upon exercise of options granted or to be granted under the Trust 1994 when transferred in accordance with the Trust 1994 and options or purchase rights duly granted thereunder and the Company's Memorandum and Articles of Association, and in the manner referred to in the relevant prospectus associated with the Registration Statement will be legally issued, fully paid and non-assemble.

7. For the purpose of this opinion, we have assumed that the term "non-assemble" in relation to the Shares means under English law that holders of such Shares, having fully paid up all amounts due on such Shares as to the nominal amount and any premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter whatsoever.

This opinion is given to you solely for your benefit and for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purpose or quoted or referred to in any public document without our prior written consent except that we consent to the use of this Opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving the consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours faithfully,

Micro Focus Group plc
9th April 1997

/s/ Memery Crystal

MEMERY CRYSTAL